Exhibit 99.1

Jamba, Inc. Announces Receipt of Expected Letter from Nasdaq

FRISCO, Texas— August 18, 2017—Jamba, Inc. (Nasdaq:JMBA) (“Jamba” or the “Company”) today announced that as expected, on August 15, 2017 it received a standard notification letter from Nasdaq stating that because the Company has not yet filed its Form 10-Q for the period ended July 4, 2017 (“Second Quarter Form 10-Q”) in addition to its Form 10-K for the year ended January 3, 2017 (the “Form 10-K”) and its Form 10-Q for the period ended April 4, 2017 (together with the Second Quarter Form 10-Q, the “Form 10-Qs”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.

As described in the letter, the Company has until August 30, 2017 to submit to Nasdaq an update to its original plan to regain compliance with the Nasdaq Listing Rules. Previously, Nasdaq granted the Company an extension until September 18, 2017 to file all delinquent periodic reports, including its Form 10-K for the year ended January 3, 2017, and Form 10-Q for the period ended April 3, 2017.

The Company plans to submit an update to its original plan to regain compliance by August 30, 2017 and to file its Form 10-K and Form 10-Qs as soon as practicable. The Company anticipates that it will fully regain compliance with the Nasdaq continued listing requirements upon such filing of its Form 10-K and Form 10-Qs.

As previously disclosed, as of August 14, 2017, the filing deadline for its Form 10-Q for the period ended July 4, 2017, the Company was not able to complete the preparation, review, and filing of its Second Quarter Form 10-Q due to the focus of the Company on the completion of its Form 10-K yet to be filed for its fiscal year ended January 3, 2017 and the dedication of Company resources toward such completion. The Company underwent significant changes in business model, leadership, key personnel, and relocation of corporate office in 2016. These changes resulted in a significant increase in non-routine transactions and impacted certain routine processes needed to effectively accumulate and present consolidated financial results.

The Company intends to file its Second Quarter Form 10-Q as soon as practicable, with timing contingent on completion of 2016 financial statements, their subsequent audit and completion of financial statements for the quarter ended July 4, 2017.  While the Company continues to work expeditiously to complete its financials as soon as practicable, the Company does not anticipate filing the its Form 10-Q for the period ended July 4, 2017 within the five-day period provided by Rule 12b-25. In addition, as previously disclosed, the Company expects to file its fiscal year 2016 Form 10-K and Form 10-Q for the first quarter of fiscal 2017, as soon as practicable, with timing contingent on completion of financial statements and their subsequent audit and review, respectively.

The Notification Letter has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market.

About Jamba, Inc.

Jamba, Inc. (Nasdaq: JMBA) through its wholly-owned subsidiary, Jamba Juice Company, is a healthful, active lifestyle brand with a robust global business driven by a portfolio of franchised and company-owned Jamba Juice ® stores and Jamba Juice Express™ formats. Jamba Juice ® is a leading restaurant retailer of “better-for-you” specialty beverage and food offerings which include flavorful, whole fruit and vegetable smoothies, fresh squeezed juices and juice blends, Energy Bowls™, signature “boosts”, shots and a variety of food items including: hot oatmeal, breakfast wraps, sandwiches, Artisan Flatbreads™, baked goods and snacks.

There are over 800 Jamba Juice store locations globally, as of July 4, 2017. For more information visit www.jambajuice.com or contact Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward-looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Dara Dierks, ICR

646-277-1212

investors@jambajuice.com